UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 3, 2017

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2017, Celadon Group, Inc., a Delaware corporation (the “Company”) entered into an employment agreement (the “Russell Employment Agreement”) with Jonathan Russell in connection with Mr. Russell’s previous appointment as President and Chief Operating Officer of the Company.  Under the Russell Employment Agreement, Mr. Russell will (i) have a base salary of $425,000; (ii) receive an equity grant, the terms of which are further described below; (iii) be eligible to participate in future equity grants under the Company’s long-term incentive program; (iv) be eligible to participate in the Company’s performance cash bonus program; (v) be entitled to severance pay, if the Company terminates his employment without “Cause” or he terminates his employment for “Good Reason” (in either case, not involving a “Change in Control”), equal to twelve months of salary continuation plus payment of premiums for COBRA continuation coverage for twelve months; (vi) be entitled to severance pay, if the Company terminates his employment without Cause or he terminates his employment for Good Reason, in either case, within six months prior to, or twelve months following, a Change in Control, equal to 150% of his annual base salary, 150% of the target amount of his annual cash bonus, the cost of premiums for COBRA continuation coverage for eighteen months, and accelerated vesting of equity awards to the extent so provided in the applicable award notices; and (vii) be subject to certain nonsolicitation, noncompetition, nondisparagement, and confidentiality covenants.  The terms “Cause,” “Good Reason,” and “Change in Control” are further defined in the Russell Employment Agreement.

The equity grants made to Mr. Russell are as follows:

Grant Type / Number of Shares	Vesting Criteria / Exercise Terms
Restricted Stock – 125,000 shares
Shares will be fully vested on January 2, 2018, provided that such shares will vest immediately if after the grant date but before January 2, 2018, (a) Mr. Russell is terminated by the Company without Cause, (b) Mr. Russell terminates his employment for Good Reason, or (c) Mr. Russell dies or is disabled. Shares are subject to a holding period that will lapse upon the earliest to occur of (i) the second anniversary of the grant date, (ii) termination of Mr. Russell by the Company without Cause, (iii) Mr. Russell terminating his employment for Good Reason, and (iv) Mr. Russell’s death or disability; provided, that Mr. Russell will be permitted to sell at his election a number of shares sufficient to satisfy any tax liability in respect of receipt of such vested shares.

Restricted Stock – 125,000 shares
Time vesting restricted stock, which will vest in three equal annual installments beginning on the first anniversary of the grant date, with all shares fully vesting on the third anniversary of the grant date; provided, that Mr. Russell will be permitted to sell at his election a number of shares sufficient to satisfy any tax liability in respect of receipt of such vested shares.

The foregoing summary of the Russell Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Russell Employment Agreement, which will be filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: November 9, 2017	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Chief Financial Officer